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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Storage Computer Corporation (the "Company") on Form S-8 of our report dated February 25, 1998 on the consolidated financial statements of the Company for the year December 31, 1997 appearing in the annual report on Form 10-K/A of the Company.


We also consent to the reference to us under the caption "Experts" in the prospectus.



                                            /s/ Richard A. Eisner & Company, LLP
                                            ------------------------------------
                                                Richard A. Eisner & Company, LLP


New York, New York
May 30, 2000